As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDOCYTE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	35-1969-140
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

(765) 463-7175

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

P. Ron Ellis

President and Chief Executive Officer

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

(765) 463-7175

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David C. Worrell, Esq. Daniel L. Boeglin, Esq. Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, IN 46240 (317) 569-9600	Bruce K. Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ (File No. 333-175573)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	1,113,569	$11.21	$12,483,108	$1,449.29

(1)

The registration fee is calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of Endocyte’s, Inc.’s common stock as reported by The NASDAQ Global Market on July 26, 2011. The registrant previously registered 5,567,851 shares of its common stock at a proposed maximum aggregate offering price of $78,005,593 on a Registration Statement on Form S-1 (Filed No. 333-175573), which was declared effective on July 27, 2011. In accordance with Rule 462(b) promulgated under the Securities Act, an additional 1,113,569 shares having a proposed maximum aggregate offering price of $12,483,108 are hereby registered, which includes shares issuable upon exercise of the underwriter’s over allotment option.

This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 1,113,569 shares of common stock, par value $0.001 per share, of Endocyte, Inc. This 462(b) Registration Statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-175573), which was initially filed on July 14, 2011, and which, as amended, was declared effective by the Securities and Exchange Commission on July 27, 2011. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-175573), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on July 27, 2011.

ENDOCYTE, INC.

By:	/s/ P. Ron Ellis

P. Ron Ellis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/S/ P. RON ELLIS P. Ron Ellis	Director, President and Chief Executive Officer (Principal Executive Officer)	July 27, 2011

/S/ MICHAEL A. SHERMAN Michael A. Sherman	Chief Financial Officer (Principal Financial Officer)	July 27, 2011

/S/ BETH A. TAYLOR Beth A. Taylor	Corporate Controller (Principal Accounting Officer)	July 27, 2011

/S/ JOHN C. APLIN* John C. Aplin	Chairman of the Board of Directors	July 27, 2011

/S/ PHILIP S. LOW* Philip S. Low	Director and Chief Science Officer	July 27, 2011

/s/ KEITH E. BRAUER* Keith E. Brauer	Director	July 27, 2011

/S/ JOHN G. CLAWSON* John G. Clawson	Director	July 27, 2011

/s/ DOUGLAS G. BAILEY* Douglas G. Bailey	Director	July 27, 2011

/S/ ANN F. HANHAM* Ann F. Hanham	Director	July 27, 2011

________________________________ Fred A. Middleton	Director	July , 2011

/S/ JAMES S. SHANNON* James S. Shannon	Director	July 27, 2011

*By:	/s/ Michael A. Sherman
Michael A. Sherman, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Baker & Daniels LLP.

23.1	Consent of Baker & Daniels LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-175573) filed with the Commission on July 14, 2011).